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                                                                     EXHIBIT 3.1

                              FIRSTAR CORPORATION

                       RESTATED ARTICLES OF INCORPORATION

     This Corporation, being organized under the laws of Wisconsin and being subject to the provisions of Chapter 180 of the Wisconsin Statutes, hereby amends its restated articles of incorporation in their entirety and as so amended adopts the following Restated Articles of Incorporation, which supersede and take the place of its heretofore existing restated articles of incorporation and all amendments thereto:

                                   ARTICLE I

                                      NAME

The name of the Corporation is "FIRSTAR CORPORATION".

                                   ARTICLE II

                                    PURPOSE

     The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law (Chapter 180, Wisconsin Statutes); provided, however, that the Corporation shall not engage in any activities prohibited by the Bank Holding Company Act of 1956, as amended.

                                  ARTICLE III

                                 CAPITAL STOCK

      (1) The number of shares of which the Corporation shall have authority to issue is 122,500,000, divided into the following classes:

               (a)  120,000,000 shares of the par value of
                    $1.25 each, designated as "Common Stock"; and

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               (b)  2,500,000 shares of the par value of $1.00
                    each, designated as "Preferred Stock".

      (2) The Preferred Stock may be issued from time to time in one or more series, with such designations, preferences, limitations, and relative rights as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series and adopted by the board of directors pursuant to the authority given as provided by the Wisconsin Business Corporation Law and not inconsistent with the provisions hereof. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series as fixed and determined by the board of directors in the resolution or resolutions providing for the issuance of such series: (a) rate of dividend; (b) price at and terms and conditions on which shares may be redeemed; (c) amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions for the redemption or purchase of shares; (e) terms and conditions on which shares may be converted; if the shares of any series are issued with the privilege of conversion; and (f) voting rights, if any.

      (3) The holders of Preferred Stock shall be entitled to receive, if and when declared by the board of directors out of the funds of the Corporation legally available therefor, dividends at, but not exceeding, the rate established by the board of directors in the resolution or resolutions providing for the issuance of any series of Preferred Stock, and such dividends shall be paid or set apart before any dividends (other than dividends payable in Common Stock of the Corporation) shall be paid upon or set apart for the Common Stock. The dividends on the Preferred Stock shall be cumulative, so if at any time the full amount of dividends accrued and in arrears on the Preferred Stock shall not be paid, the deficiency (without interest) shall be payable before any dividends shall be paid upon or set apart on the Common Stock. Dividends on the Preferred Stock shall accrue and be cumulative from the date of issue and shall be without priority as between series. Any dividends paid upon the Preferred Stock in an amount less than full cumulative dividends accrued and in arrears upon all Preferred Stock shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributed to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon. Whenever all dividends accrued and in arrears on the Preferred Stock shall have been declared and shall have been paid or set apart, the board of directors may declare dividends on




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           the Common Stock out of the funds of the Corporation legally available therefor.

      (4) In the event of the liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock, shall be entitled to receive the fixed liquidation amount per share, plus accrued dividends, all as provided in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock, and no more, before any amount shall be paid to the holders of Common Stock. As used in this paragraph "accrued dividends" means, in respect to each share of Preferred Stock, an amount equal to the fixed dividend rate per annum for each share (without interest thereon), from the date from which dividends commence to accrue in respect of such share to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends therefore paid or declared and set aside for payment in respect thereof. If, upon any such voluntary or involuntary liquidation, the assets of the Corporation shall be insufficient to permit payment to the holders of Preferred Stock of the full preferential amounts aforesaid, then the entire assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled. The holders of Preferred Stock shall not otherwise be entitled to participate in any distribution of assets of the Corporation which assets shall be divided and distributed among the holders of Common Stock according to their respective rights and preferences. No consolidation or merger of the Corporation with or into another corporation or corporations and no sale by the Corporation of all or substantially all of its assets shall be deemed a liquidation or winding up of the Corporation within the meaning of this paragraph.

      (5) The holders of Preferred Stock shall have only such voting rights as shall be stated in the resolution or resolutions of the board of directors providing for the issuance of any series of Preferred Stock.

      (6) The Common Stock shall be junior to the Preferred Stock and shall be subject to all the rights and preferences of the Preferred Stock.

      (7) No holder of any shares of the Corporation shall have any preemptive right to acquire any unissued shares of this Corporation, now or hereafter authorized, or other securities whether or not convertible into shares of the Corporation or carrying a right to subscribe to or acquire such shares.




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      (8)  The Corporation is authorized by action of the board of directors without further consent of shareholders to purchase, take, receive or otherwise acquire shares of the Corporation, subject only to the provisions of Sections 180.385(1)(a) and (b) of the Wisconsin Statutes.

      (9) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

      (1) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section
           (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock,

            (a) The board of directors shall consist of such number of directors as is fixed from time to time by a majority of the board of directors in the manner provided in the By-Laws.

            (b) The number of directors may be increased or decreased from time to time by a majority of the board of directors in the manner provided in the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

      (2) The board of directors shall be divided into three (3) classes, as nearly equal in number as possible, as shall be provided in the By-Laws.

      (3) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section
            (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock,

            (a) Any vacancy occurring in the board of directors resulting from death, resignation, removal, disqualification or any other cause, including a vacancy created by an increase in the number of directors, may be filled only by the affirmative




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                 vote of not less than a majority of the directors then in
                 office, although less than a quorum.

            (b) If there shall be no directors then in office, the shareholders shall be entitled to fill the vacancies on the board of directors.

            (c) Directors appointed to newly created directorships resulting from any increase in the authorized number of directors or to fill any vacancies in the board of directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class to which they have been appointed expires.

      (4) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section
           (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock, a director may be removed from office only by the affirmative vote of not less than 75% of the outstanding shares entitled to vote for the election of such director, voting together as a single class, taken at a special meeting of shareholders called for that purpose.

      (5) Notwithstanding the provisions of Article VI, the affirmative vote of not less than 75% of the outstanding shares entitled to vote generally for the election of directors, voting together as a single class, shall be required to amend or repeal this Article IV, or to adopt any provision of the Restated Articles of Incorporation or By-Laws inconsistent with the purpose or intent of this Article IV.

                                   ARTICLE V

                          REGISTERED OFFICE AND AGENT

     At the time of adoption of these Restated Articles of Incorporation the address of the registered office of the Corporation is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and the name of the registered agent at that address is Howard H. Dahms.*

     *The registered agent, effective July 1, 1983, is William J. Schulz.




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                                   ARTICLE VI

              ELECTION OF MAJORITY AFFIRMATIVE VOTING REQUIREMENTS

     The Corporation expressly elects the majority affirmative voting requirements pursuant to Subsection 180.25(2) of the Wisconsin Business Corporation Law (or any successor provision to such subsection) with respect to all subjects referenced in such subsection (or such successor provision, as the case may be).



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                          CERTIFICATE OF DESIGNATION,
                           PREFERENCES AND RIGHTS OF
                            SERIES C PREFERRED STOCK

Pursuant to Section 180.12(4) of the Wisconsin Business Corporation Law,

     We, Roger L. Fitzsimonds and William J. Schulz, President and Chief Operating Officer, and Secretary, respectively, of Firstar Corporation, a corporation organized and existing under the Wisconsin Business Corporation Law, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Corporation, as amended, the Board of Directors on January 19, 1989 adopted the following resolution creating a series of 600,000 shares of Preferred Stock, par value $1.00 per share, designated as Series C Preferred Stock:

     NOW, THEREFORE, BE IT RESOLVED, That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Incorporation, as amended, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and it hereby is created, and that the designation and amount and relative rights, limitations and preferences thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Preferred Stock"; the number of shares constituting such series shall be Six Hundred Thousand (600,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series C Preferred Stock.

     Section 2. Dividends and Distributions.

     (A) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or


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fraction of a share of Series C Preferred Stock, in an amount per share
(rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $1.25 par value per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the corporation shall at any time after January l9, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of

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


which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) Except as set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


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     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to or on a parity with (both as to dividends or upon dissolution, liquidation or winding up) the Series C Preferred Stock; or

           (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


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     (B) The Corporation shall not permit any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $1.00 per share, and may be reissued as part of a new series of Preferred Stock, par value $1.00 per share, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

     Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stack were entitled immediately


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


prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

     Section 9. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.


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


     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and to affirm the foregoing as true this 30th day of January, 1989.


     [Corporate Seal]                           -----------------------------
                                                President and Chief Operating
                                                   Officer



     Attest:

    William J. Schulz
    ------------------
    Secretary

     This document was drafted by Harry V. Carlson, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and should be recorded in the Office of the Register of Deeds of Milwaukee County, Wisconsin, the County in which the registered office of Firstar Corporation is located.


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
STATE OF WISCONSIN            ARTICLES OF AMENDMENT
      FILED                        relating to
   JAN 31 1995         SERIES D CONVERTIBLE PREFERRED STOCK
DOUGLAS LA FOLLETTE                    of
SECRETARY OF STATE            FIRSTAR CORPORATION


                  --------------------------------------------

                   Pursuant to Sections 180.0602 and 180.1002 of the Wisconsin Business Corporation Law

                 ---------------------------------------------

     I, William J. Schulz, Senior Vice President and Deputy General Counsel of Firstar Corporation, a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of Sections 180.0602 and 180.1002 thereof, DO HEREBY CERTIFY THAT:

     A. Pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation, as amended, of the Corporation and in accordance with Sections 180.0602 and 180.1002 of the Wisconsin Business Corporation Law, the Board of Directors of the Corporation adopted a resolution on July 29, 1994, but which was not effective until the date hereof, creating a series of shares of Preferred Stock, $1.00 par value, of the Corporation, designated as Series D Convertible Preferred Stock.

     B. Such resolution of the Board of Directors of the Corporation creating the series designated as Series D Convertible Preferred Stock provides that said series shall have such designation and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below:

                      Series D Convertible Preferred Stock

           1. Designation and Amount. The shares of such series shall be designated "Series D Convertible Preferred Stock" and the number of shares constituting such series shall be limited to 38,775. The liquidation value shall be $500 per share.

           2. Dividends.

           (a) The holders of shares of Series D Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor and as and if declared by the Board of Directors, cash dividends at the rate of $35 per share per annum, payable quarterly on the last day of the months of March, June, September and December in each year, commencing March 31, 1995. Each such dividend shall be paid to the holders of record of shares of Series D Convertible Preferred Stock on the applicable record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors, which shall not exceed 45 days preceding such dividend payment date. Such dividends shall be cumulative (whether or not in any quarterly dividend period there shall be funds of the Corporation legally available for the payment of such dividends), commencing on the date of original issuance.

          (b) No full dividends shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series D Convertible Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Series D Convertible Preferred Stock and any class or series of stock of the Corporation ranking on a parity as to dividends with the Series D Convertible Preferred Stock, all dividends declared upon shares of the Series D Convertible Preferred Stock and any class or series of stock of the Corporation ranking on a parity as to dividends with the Series D Convertible Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series D Convertible Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series D Convertible Preferred Stock and such other stock bear to each other. Holders of shares of the Series D Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series D Convertible Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Convertible Preferred Stock which may be in arrears.

          (c) So long as any shares of the Series D Convertible Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock, par value $1.25 per share, of the Corporation ("Common Stock") or in any other class or series of stock of the Corporation ranking junior to the Series D Convertible Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (b) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other class or series of stock of the Corporation ranking junior to or on a parity with the Series D Convertible Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any class or series of stock of the Corporation ranking junior to or on a parity with the Series D Convertible Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series D Convertible Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series D Convertible Preferred Stock shall have been paid for all past dividend payment periods.

           3. Conversion. Each holder of shares of Series D Convertible Preferred Stock shall have the right, at his option, to convert all or any part of such shares into shares of Common Stock of the Corporation at any time on and subject to the following terms and conditions:

           (a) The shares of Series D Convertible Preferred Stock shall be convertible at the office of the transfer agent for such series (the "Transfer Agent"), and at such other place or places, if any, as the Board of Directors of the Corporation may designate, into fully paid and nonassessable (except as otherwise provided by the Wisconsin Business Corporation Law) shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock. The number of shares of Common Stock issuable upon conversion of each share of Series D Convertible Preferred Stock shall be equal to $500 divided by the conversion price in effect at the time of conversion determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $23.30 per share of Common Stock; provided, however, that such conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made in respect of dividends on Common Stock or Series D Convertible Preferred Stock upon conversion of shares of Series D Convertible Preferred Stock. Shares of Series D Convertible Preferred Stock surrendered for conversion after the record date next preceding a dividend payment date for the Series D Convertible Preferred Stock and before the dividend payment date must be accompanied by payment of an amount equal to the dividend thereon which is to be paid on such dividend payment date (unless the shares of Series D Convertible Preferred Stock surrendered for conversion have been called for redemption prior to such dividend payment date). If the Corporation calls for redemption any shares of Series D Convertible Preferred Stock such right of conversion shall cease and terminate, as to the shares designated for redemption, at the close of business on the redemption date, unless the Corporation defaults in the payment of the redemption price. No fractional shares of Common Stock will be issued, and a cash payment will be made in lieu of any fractional share in an amount equal to the same fraction of the last sale price of the Common Stock (determined as provided in sub-paragraph (c) (iv) of this Section 3) at the close of business on the business day which next precedes the day of conversion.

           (b) Before any holder of shares of Series D Convertible Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed to the Corporation or in blank, at the office of the Transfer Agent for such series or at such other place or places, if any, as the Board of Directors of the Corporation has designated, and shall give written notice to the Corporation at said office or place that he elects to convert the same and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of Series D Convertible Preferred Stock or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Shares of Series D Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

           (c) The conversion price in effect at any time shall be subject to adjustment as follows:

           (i) In case the Corporation shall (A) declare and pay a dividend on its Common Stock in shares of its capital stock, (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock, the conversion price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of Series D Convertible Preferred Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which he would have owned or have been entitled to receive had such share of Series D Convertible Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

           (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below in paragraph (iv) of this Section 3(c)), on the date fixed for the determination of shareholders entitled to receive such rights or warrants the conversion price shall be reduced by multiplying the conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the expiration of such rights or warrants. For the purposes of this paragraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

           (iii) In case the Corporation shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) evidences of its indebtedness or assets (excluding dividends or other distributions paid out of earned surplus) or subscription rights or warrants excluding those referred to in paragraph (ii) above), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution filed with the Transfer Agent for such series) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. Such adjustment shall be made successively whenever any such distribution is made and shall become effective retroactively after such record date.

           (iv)   For the purpose of any computation under paragraphs (ii) and
      (iii) above, the "Current Market Price" on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for 30 consecutive business days selected by the Corporation commencing 45 business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or national market system on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange or national market system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

           (v) All calculations under this Section 3(c) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

           (vi) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, the holder of each share of Series D Convertible Preferred Stock shall, after such consolidation, merger, sale or transfer, have the right to convert such share of Series D Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of such share of Series D Convertible Preferred Stock immediately prior to such consolidation, merger, sale or transfer. In any such event, effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash or other property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the

      Series D Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash and other property deliverable upon conversion of the Series D Convertible Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash or other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, cash or other property as the holders of the Series D Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion rights as above provided.

                  (vii) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of any share of Series D Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of any share of Series D Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph (i) to
      (vi), inclusive, above, and the provisions of this Section 3(c) with respect to the Common Stock shall apply on like terms to any such other securities.

                  (viii) No adjustment in the conversion price shall be required unless such adjustment would require a change of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

           (d)    Whenever the conversion price is adjusted as herein provided:

                  (i) the Corporation shall promptly file with the Transfer Agent for such series a certificate of the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any shares of Common Stock issued or deemed to have been issued; and

                  (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to the holders of record of Series D Convertible Preferred Stock; provided, however, that if within ten days after the mailing of such notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this paragraph (ii) as of the opening of business on the tenth day after such mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by mailing became required.

           (e) In case:

           (i) the Corporation shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends or other distributions paid out of earned surplus); or

           (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

           (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the company; or

           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

      then, in each case, the Corporation shall cause to be filed with the Transfer Agent for the Series D Convertible Preferred Stock and shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of Series D Convertible Preferred Stock at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

           (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series D Convertible Preferred Stock. For the purpose of this Section 3(f) the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series D Convertible Preferred Stock shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of Series D Convertible Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the Wisconsin Business Corporation Law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series D Convertible Preferred Stock at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of Series D Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon such conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be so registered or approved.

           (g) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series D Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the shares of Series D Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

           (h) Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable (except as otherwise provided by the Wisconsin Business Corporation Law) shares of Common Stock at the conversion price as so adjusted.

           4.  Liquidation Rights.

           (a) Upon the voluntary dissolution, liquidation or winding-up of the Corporation, the holders of the shares of Series D Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series
      D Convertible Preferred Stock as to dividends or as to distribution upon liquidation, dissolution or winding-up, cash in an amount of $500 per share, plus an amount equal to all dividends cumulated and unpaid thereon, to the date of final distribution to the holders of the Series D Convertible Preferred Stock.

           (b) Upon the involuntary dissolution, liquidation or winding-up of the Corporation, the holders of the shares of the Series D Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series D Convertible Preferred Stock as to dividends or as to distribution upon liquidation dissolution or winding-up, cash in the amount equal to $500 per share, plus an amount equal to all dividends cumulated and unpaid thereon, to the date of final distribution to the holders of the Series D Convertible Preferred Stock.

           (c) After the payment to the holders of the shares of the Series D Convertible Preferred Stock of the full preferential amounts provided for in this Section 4, the holders of the Series D Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

           (d) In the event the assets of the Corporation available for distribution to the holders of shares of the Series D Convertible Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) or (b) of this Section 4, no distribution shall be made on account of any shares of any class or series of stock of the Corporation ranking on a parity with the shares of the Series D Convertible Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series D Convertible Preferred Stock, ratably, in proportion to the full distributable amounts to which such holders and the holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

           (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series D Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) or (b) of this Section 4 before any payment shall be made to the holders of any class or series of stock of the Corporation ranking junior upon liquidation to the Series D Convertible Preferred Stock.

           (f) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, cumulated dividends shall not include fractional periods between records dates.

           5. Optional Redemption. The shares of Series D Convertible Preferred Stock are not redeemable prior to June 30, 1997. Thereafter the shares of Series D Convertible Preferred Stock are redeemable in whole at any time or in part from time to time at the option of the Corporation at a redemption price of $500 per share, plus an amount equal to any arrearage in dividends thereon. In the case of a redemption in part of the shares of Series D Convertible Preferred Stock, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine.

           Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series D Convertible Preferred Stock to be redeemed at the address shown on the stock books of the Corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective). On and after the redemption date, dividends shall cease to accumulate on shares of Series D Convertible Preferred Stock called for redemption (unless the Corporation defaults in the payment of the redemption price).

           6.  Voting Rights.

           (a) Holders of shares of Series D Convertible Preferred Stock shall not be entitled to vote on any matter, except as otherwise provided by law or by the Restated Articles of Incorporation, as amended, and except that:

           (i) The affirmative vote of the holders of a majority of the outstanding shares of Series D Convertible Preferred Stock, voting separately as a single class, shall be required to amend the Restated Articles of Incorporation of the Corporation to create or authorize, or increase the authorized amount of, any class or series of stock ranking prior to the Series D Convertible Preferred Stock in respect of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation or otherwise alter or abolish the liquidation preferences or any other preferential right of the Series D Convertible Preferred Stock, alter or abolish the conversion rights of the Series D Convertible Preferred Stock, reduce the redemption price or otherwise alter any redemption rights of the Series D Convertible Preferred Stock, alter or abolish any right of the Series D Convertible Preferred Stock to receive dividends, or exclude or limit the voting rights as to these matters.

           (ii) If at any time the Corporation falls in arrears in the payment of dividends on the Series D Convertible Preferred Stock in an aggregate amount at least equal to the full accrued dividends for six (6) quarterly dividend periods (a "voting event"), the number of directors of the Corporation shall be increased by two and the holders of the Series D Convertible Preferred Stock, voting separately as a single class, shall have the right to elect two directors to fill the positions so created. Until such voting event shall have been terminated by payment of all dividends for all past dividend periods, any director who has been so elected by the holders of Series D Convertible Preferred Stock may be removed at any time, either with or without cause, only by the affirmative vote of the holders of a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may only be filled by the vote of such holders. If and when such voting event shall have been terminated, the holders of Series D Convertible Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting upon the further occurrence of a voting event. Upon termination of such voting event, the terms of office of all persons who may have been elected directors by vote of the holders of Series D Convertible Preferred Stock pursuant to the foregoing special voting rights shall immediately terminate. Upon the occurrence of a voting event, the Corporation shall immediately call special meeting of the holders of Series D Convertible Preferred Stock entitled to vote upon the occurrence of such voting event by mailing, by first-class mail, postage prepaid, to each holder of record of such shares, at such holder's address as the same appears on the books of the Corporation, a notice of special meeting to be held not less than 20 days nor more than 60 days after the date such notice is given. If the Corporation does not call such special meeting, such special meeting may be called by any holder or holders of 10 percent or more of such class, on like notice. The record date for determining the holders entitled to notice of and to vote at such meeting shall be the business day immediately preceding the day on which such notice is mailed. The holders of the Series D Convertible Preferred Stock, at the time entitled to cast one-third of the votes entitled to be cast for the election of directors at such special meeting, present in person or by proxy, shall constitute a quorum for the election of directors at such special meeting. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of a majority of the shares of Series D Convertible Preferred Stock, present in person or by proxy at such meeting, shall have the power to adjourn the meeting for the election of such directors without notice, other than an announcement at the meeting, until a quorum is present.

      If such voting event shall have been terminated after the notice of a special meeting provided for in this paragraph has been given but before such special meeting shall have been held, the Corporation shall, as soon as practicable after such termination, mail notice of such termination to the holders of the Series D Convertible Preferred Stock that would have been entitled to vote at such special meeting.

           (b) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such voting would otherwise be required shall be effected, all outstanding Series D Convertible Preferred Stock shall have been (i) redeemed or called for redemption and sufficient funds shall have been deposited, in trust, to effect such redemption in accordance with the provisions hereof, or (ii) purchased or otherwise acquired by the Corporation and cancelled, or converted into Common Stock of the Corporation.

           7. Rank. The Series D Convertible Preferred Stock shall, as to dividends and distributions upon liquidation, dissolution (whether voluntary or involuntary) or winding up of the Corporation:

           (a) rank in parity with any class or series of Preferred Stock of the Corporation, without preference or priority as among holders of such stock and the Series D Convertible Preferred Stock; and

           (b) have preference and priority in ranking to the Common Stock and any other class or series of common stock of the Corporation.

                                     * * *

           C. None of the shares of Series D Convertible Preferred Stock have been issued.

           D. The amendment creating the Series D Convertible Preferred Stock was adopted by the Board of Directors of the Corporation in accordance with section 180.1002 of the Wisconsin Business Corporation Law and shareholder action was not required.

           These Articles of Amendment shall be effective as of 3:29 P.M. on the date hereof.

           IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true this 31st day of January, 1995.


      STATE OF WISCONSIN                   William J. Schulz
            FILED                       By:------------------------
        JAN 31 1995                        William J. Schulz
      DOUGLAS LA FOLLETTE                  Senior Vice President and Deputy
      SECRETARY OF STATE                   General Counsel


      ---------------
           This instrument was drafted by, and should be returned to, William J. Schulz, Senior Vice President and Deputy General Counsel, Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

RECEIVED - DEPT OF            ARTICLES OF AMENDMENT          STATE OF WISCONSIN
FINANCIAL INSTITUTIONS                 TO                           FILED
STATE OF WISCONSIN      RESTATED ARTICLES OF INCORPORATION       JAN 21 1997
                                       OF                       DEPARTMENT OF
97 JAN 17 P4:09               FIRSTAR CORPORATION         FINANCIAL INSTITUTIONS

                     -----------------------------------
                         Pursuant to Section 180.1002
                                    of the
                      Wisconsin Business Corporation Law
                     -----------------------------------


     I, William J. Schulz, Senior Vice President and Secretary of Firstar Corporation, a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of
Section 180.1002 thereof, DO HEREBY CERTIFY THAT:

     1. Pursuant to Subsection (6) of Section 180.1002 of the Wisconsin Business Corporation Law, at a meeting of the Board of Directors of the Corporation, which was duly called and at which a quorum was present and acting throughout, the Board of Directors adopted a resolution on January 16, 1997, but which was not effective until the date hereof, to effect a change of each share, whether issued or unissued, of the Corporation's Common Stock into two shares of Common Stock by amending Section (1) of Article III of the Corporation's Restated Articles of Incorporation (the "Amendment") to read as follows:

     "(1) The number of shares of which the Corporation shall have authority to issue is 242,500,000, divided into the following classes:

            (a) 240,000,000 shares of the par value of $1.25 each, designated as "Common Stock"; and

            (b) 2,500,000 shares of the par value of $1.00 each, designated as "Preferred Stock."

           On the effective date of this Amendment, each share of Common Stock, $1.25 par value, of the Corporation outstanding or held in treasury immediately prior to the effective time of this Amendment, shall be changed into two shares of said Common Stock, $1.25 par value. One-half of the total issue of Common Stock, $1.25 par value, resulting from such change initially shall be evidenced by the outstanding stock certificates (until such time as they may be exchanged by the holders thereof) and the additional one-half of the total issue of Common Stock, $1.25 par value, shall be evidenced by certificates in the $1.25 par value form which shall be distributed to persons who are at the close of business on the effective date of this Amendment the holders of record of Common Stock."

     2. The Amendment was adopted by the Board of Directors of the Corporation in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and shareholder action was not required.

     These Articles of Amendment shall be effective as of the close of business on January 27, 1997.

     The distribution to the holders of Common Stock of record at the close of business on the effective date of the Amendment of certificates evidencing the additional number of shares resulting from the Amendment shall be made on or as soon as practicable after February 15, 1997.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of the Corporation and does hereby affirm the foregoing as true this 17th day of January, 1997.

                                       By: William J. Schulz
                                          ----------------------
                                           William J. Schulz,
                                           Senior Vice President and Secretary


-----------
     This instrument was drafted by, and should be returned to, William J. Schulz, Senior Vice President and Secretary, Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                                                          STATE OF WISCONSIN
                                                                FILED
                                                             JAN 21 1997
                                                             DEPARTMENT OF
                                                        FINANCIAL INSTITUTIONS


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